Exhibit 99.2

F&G Annuities & Life, Inc. (“F&G”) - An Operating Segment of Fidelity National Financial, Inc. (NYSE:FNF)
Financial Supplement
December 31, 2020
(Year Ended December 31)

The financial statements and financial exhibits included herein are unaudited. F&G is an operating segment of FNF and these financial statements and exhibits should be read in conjunction with the Company's periodic reports on Form 10-K, Form 10-Q and Form 8-K.

F&G (formerly NYSE:FG) was acquired by FNF (the "Business Combination") on June 1, 2020 ("Closing Date"). As a result of the Business Combination, F&G delisted from the NYSE and became a subsidiary of FNF. Our financial statement presentation includes the financial statements of F&G and its subsidiaries as a standalone entity ("Pre-Merger") for the periods prior to the completion of the Business Combination, and F&G and its subsidiaries as an operating segment of FNF ("Post-Merger") for periods from and after the Closing Date. The current period year-to-date information presented within represents the 7-month period from the close of the acquisition on June 1, 2020, to the end of the year on December 31, 2020. As no comparable prior period exists, we have not included prior period year-to-date information.

All dollar amounts are presented in millions.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures commonly used in our industry that, together with the relevant GAAP measures, may enhance a user’s ability to analyze the Company's operating performance and capital position for the periods presented. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the GAAP measures and are not intended to replace GAAP financial results. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner. Refer to the non-GAAP measures reconciliations and definitions within for further information.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Consolidated Financial Highlights

	Three months ended		One month ended	Two months ended	Three months ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger

Select Income Statement Data:
Net earnings (loss) attributable to common shareholders	137	38	(39)	19	(346)	217	136

Adjusted net earnings (loss) attributable to common shareholders (1)	128	74	33	40	33	94	235

Select Metrics:

Average Assets Under Management ("AAUM") (1)	27,864	26,990	26,582	29,285	28,924	28,332	27,322

Net investment spread (1)	2.55%	2.62%	3.50%	1.92%	2.24%	2.41%	2.74%

(1) Refer to "Non-GAAP Financial Measures Definitions"

Sales Results by Product

The table below provides a summary of sales, which are not affected by the June 1, 2020, Business Combination and are comparable to prior period data.

	Three months ended					Twelve months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Sales
FIA	947	815	866	831	795	3,459	2,820
Fixed rate annuities (MYGA)	362	253	47	114	126	776	776
Institutional spread based	100	—	—	100	—	200	297
Total annuity	1,409	1,068	913	1,045	921	4,435	3,893
Index universal life	13	14	12	11	11	50	38
Flow reinsurance	37	51	142	122	122	352	394
Total Sales	$1,459	$1,133	$1,067	$1,178	$1,054	$4,837	4,325

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Appendix to Consolidated Financial Highlights
Effective June 1, 2020, certain blocks of business were designated as discontinued operations by FNF. Amounts related to these blocks of business are presented herein as adjustments to key financial metrics, solely for comparison between Pre-Merger and Post-Merger periods. See FNF 10-K/ 10-Q for further discussion on discontinued operations.

	Three months ended		One month ended	Two months ended	Three months ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger

Select Income Statement Data:
Net earnings (loss) attributable to common shareholders	137	38	(39)	19	(346)	$217	$136
Less: discontinued operations [(earnings)/loss]	2	28	(5)	(22)	155	(46)	25
As adjusted for discontinued operations	139	66	(44)	(3)	(191)	171	161

Adjusted net earnings (loss) attributable to common shareholders (1)	128	74	33	40	33	94	235
Less: discontinued operations [(earnings)/loss]	—	—	—	8	26	(4)	—
As adjusted for discontinued operations	128	74	33	48	59	90	235
Less: Notable items [(unfavorable)/favorable] (2)	68	10	8	5	(6)	15	86
As adjusted for discontinued operations and notable items	$60	$64	$25	$43	$65	$75	$149

Select Metrics:

AAUM (1)	27,864	26,990	26,582	29,285	28,924	28,332	27,322
Less: discontinued operations	—	—	—	(2,236)	(2,266)	(2,183)	—
As adjusted for discontinued operations	27,864	26,990	26,582	27,049	26,658	26,149	27,322

Net investment spread (1)	2.55%	2.62%	3.50%	1.92%	2.24%	2.41%	2.74%
Less: discontinued operations [(earnings)/loss] (3)	—%	—%	—%	0.13%	0.09%	0.03%	—%
As adjusted for discontinued operations	2.55%	2.62%	3.50%	2.05%	2.33%	2.44%	2.74%
(1) Refer to "Non-GAAP Financial Measures Definitions"
(2) Notable items from continuing operations. For full list of notable items, refer to page 8 "Notable Items"
(3) Subsequent to the release of the Quarterly Financial Supplement dated August 4, 2020, management identified an immaterial adjustment that was needed to reflect the correct amount in the prior period. Periods affected were the two months ended May 31, 2020 and the three months ended March 31, 2020

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Condensed Consolidated Balance Sheets

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
Assets
Investments:
Fixed maturity securities available for sale, at fair value, net of allowance for credit losses of $9 at December 31, 2020	$25,499	$24,218	$23,014	$21,140	$23,726
Preferred securities, at fair value	965	917	875	873	1,001
Equity securities, at fair value	82	54	54	42	70
Derivative investments	548	381	333	188	587
Mortgage loans, net of allowance for credit losses of $39 at December 31, 2020	2,031	1,614	1,749	1,769	1,267
Investments in unconsolidated affiliates (a)	1,156	1,125	1,045	1,071	1,013
Other long-term investments	449	438	432	421	289
Short-term investments	456	34	38	36	38
Total investments	$31,186	28,781	27,540	25,540	27,991
Cash and cash equivalents	889	1,014	909	740	931
Trade and notes receivables	10	2	2	1	1
Funds withheld for reinsurance receivable, at fair value	—	—	—	2,050	2,172
Reinsurance recoverable, net of allowance for credit losses of $21 at December 31, 2020 (a)	3,174	3,152	3,182	3,186	3,213
Goodwill (a)	1,751	1,731	1,725	467	467
Prepaid expenses and other assets	413	448	381	384	355
Lease assets	8	7	8	9	9
Other intangible assets, net (a)	1,918	1,956	2,060	2,070	1,495
Property and equipment, net	11	7	2	2	2
Income taxes receivable	15	19	24	23	15
Deferred tax asset (a)	44	107	180	264	61
Assets of discontinued operations	327	2,618	2,502	—	—
Total assets	$39,746	$39,842	$38,515	$34,736	$36,712
(a) These line items included adjustments that were recorded during the remeasurement period subsequent to the June 1, 2020 acquisition. The following adjustments were recorded as of the opening balance sheet at June 1, 2020 during the quarter ending September 30, 2020: Investment in unconsolidated affiliates, $31, Goodwill, $6, Other intangible assets, net, ($37), and Deferred tax asset, $3. The following adjustments were recorded as of the opening balance sheet at June 1, 2020 during the quarter ending December 31, 2020: Goodwill, $20, Other intangible assets, net, ($56), Reinsurance recoverable, $47, and Deferred tax asset, $10.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Condensed Consolidated Balance Sheets (continued)
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
Liabilities and Shareholders' Equity
Contractholder funds (a)	28,718	27,488	26,628	26,226	25,684
Future policy benefits (a)	4,010	4,048	4,092	5,658	5,735
Accounts payable and accrued liabilities (a)	1,174	1,056	983	1,007	1,167
Notes payable	589	589	589	543	542
Funds withheld for reinsurance liabilities	806	814	817	821	831
Lease liabilities	14	12	13	9	9
Liabilities of discontinued operations	361	2,462	2,347	—	—
Total liabilities	35,672	36,469	35,469	34,264	33,968

Shareholders' equity:
Additional paid-in-capital	2,741	2,739	2,737	2,041	2,032
Retained earnings (accumulated deficit)	136	(1)	(39)	(72)	300
Accumulated other comprehensive income (loss)	1,197	635	348	(1,428)	481
Treasury stock	—	—	—	(69)	(69)
Total shareholders' equity	4,074	3,373	3,046	472	2,744
Total liabilities and shareholders' equity	$39,746	$39,842	$38,515	$34,736	$36,712
(a) Contractholder funds included a $3 adjustment that was recorded as of the opening balance sheet at June 1, 2020 during the quarter ending September 30, 2020. Additionally, Contractholder funds, Future policy benefits, and Accounts payable and accrued liabilities included ($5), ($7), and $33 adjustments as of the opening balance sheet at June 1, 2020, respectively, during the quarter ending December 31, 2020

Reconciliation of Total Shareholders' Equity to Total Common Shareholders' Equity Excluding AOCI

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger
Total shareholders' equity	4,074	3,373	3,046	472	2,744
Equity attributable to preferred shareholders (1)	—	—	—	446	438
Common shareholders' equity (1)	4,074	3,373	3,046	26	2,306
AOCI	1,197	635	348	(1,428)	481
Total common shareholders' equity excluding AOCI (1)	$2,877	$2,738	$2,698	$1,454	$1,825
(1) Refer to "Non-GAAP Financial Measures Definitions"

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)
Condensed Consolidated Statements of Operations

	Three months ended		One month ended	Two months ended	Three months ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger
Revenues:
Life insurance premiums and other fees (a)	$58	$60	$20	$52	$41	$43	$138
Interest and investment income	327	305	111	111	316	324	743
Recognized gains and losses, net	282	77	(7)	257	(692)	196	352
Total revenues	667	442	124	420	(335)	563	1,233
Benefits and expenses:
Benefits and other changes in policy reserves	460	251	155	356	(41)	119	866
Personnel costs	33	23	9	15	21	21	65
Other operating expenses	30	33	12	40	74	64	75
Depreciation and amortization	64	56	3	1	(60)	78	123
Interest expense	8	7	3	5	8	8	18
Total benefits and expenses	595	370	182	417	2	290	1,147

Pre-tax earnings (loss) from continuing operations	72	72	(58)	3	(337)	273	86
Federal income tax expense	68	(5)	14	17	(1)	(48)	77
State income tax expense	(1)	(1)	—	(1)	—	—	(2)
Net earnings (loss) from continuing operations	139	66	(44)	19	(338)	225	161
Earnings from discontinued operations, net of tax	(2)	(28)	5	—	—	—	(25)
Less Preferred stock dividend	—	—	—	—	(8)	(8)	—
Net earnings (loss) attributable to common shareholders	$137	$38	$(39)	$19	$(346)	$217	$136
(a) Included within "Escrow, title-related and other fees" in FNF 10-K/ 10-Q

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Reconciliation from Net Earnings (Loss) to Adjusted Net Earnings (1)

	Three Months Ended		One Months Ended	Two Months Ended	Three Months Ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger
Net earnings (loss) from continuing operations	$139	$66	$(44)	$19	$(338)	$225	$161
Less Preferred stock dividend	—	—	—	—	(8)	(8)	$—
Net earnings (loss) from continuing operations attributable to common shareholders	$139	$66	$(44)	$19	$(346)	$217	$161
Non-GAAP adjustments (1):
Recognized (gains) and losses, net	(76)	(15)	46	68	94	(34)	(45)
Indexed product related derivatives	54	14	43	(28)	287	(134)	111
Purchase price amortization	7	7	2	—	—	—	16
Transaction costs and other non-recurring items	4	10	7	4	34	11	21
Income taxes on non-GAAP adjustments	—	(8)	(21)	(23)	(36)	34	(29)
Adjusted net earnings from continuing operations attributable to common shareholders (1)	$128	$74	$33	$40	$33	$94	$235

Notable Items
Each quarterly reporting period, we identify notable items that help explain the trends in our Net earnings (loss) from continuing operations attributable to common shareholders and Adjusted net earnings (loss) from continuing operations attributable to common shareholders as we believe these items provide further clarity to the financial performance of the business.

	Three Months Ended		One Months Ended	Two Months Ended	Three Months Ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger
Adjusted net earnings from continuing operations attributable to common shareholders (1)	$128	$74	$33	$40	$33	$94	$235
Notable items [(unfavorable)/favorable]
Single premium immediate annuities ("SPIA") mortality & other reserve adjustments (a)	—	10	4	6	(5)	15	14
Assumption review and unlocking (b)	—	—	—	(4)	—	4	—
Other notable items (c)	68	—	4	3	(27)	5	72
(1) Refer to "Non-GAAP Financial Measures Definitions"
(a) The release of annuity reserves associated with mortality of annuitants, which varies due to timing, volume and severity of experience, and other reserve adjustments.
(b) Reflects unlocking from updating our DAC, VOBA, DSI and cost of reinsurance amortization models for actual experience and equity market fluctuations.
(c) Costs incurred during research and exploration of potential merger or acquisition of a business or a group of insurance policies via asset acquisition or (inforce) reinsurance agreement, bond prepayment income, changes in tax valuation, and other net activity.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Adjusted Net Earnings Statement (1)

	Three Months Ended		One Months Ended	Two Months Ended	Three Months Ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger
Revenues:
Life insurance premiums and other fees (a)	$61	$60	$20	$42	$53	$44	$141
Interest and investment income (b)	315	314	120	200	317	$324	$749
Recognized gains and losses, net (c)	—	(1)	1	22	(34)	$23	$—
Total revenues	376	373	141	264	336	$391	$890
Benefits and expenses:
Benefits and other changes in policy reserves (d)	202	177	62	131	161	$151	$441
Personnel costs	33	23	9	15	21	$21	$65
Other operating expenses (e)	25	23	6	37	41	$53	$54
Depreciation and amortization (f)	46	56	21	32	27	$42	$123
Interest expense	8	7	3	5	8	$8	$18
Total benefits and expenses	314	286	101	220	258	$275	$701

Pre-tax earnings (loss) from continuing operations	62	87	40	44	78	$116	$189
Federal income tax expense	67	(12)	(7)	(5)	(37)	$(14)	$48
State income tax expense	(1)	(1)	—	1	—	$—	$(2)
Adjusted net earnings (1)	128	74	33	40	41	$102	$235
Less: Preferred stock dividend	—	—	—	—	(8)	$(8)	$—
Adjusted net earnings from continuing operations attributable to common shareholders (1)	$128	$74	$33	$40	$33	$94	$235
Notable items included in adjusted net earnings attibutable to common shareholders (2)	$68	$10	$8	$5	$(32)	$24	$86

(1) Refer to "Non-GAAP Financial Measures Definitions"
(2) Refer to page 8 "Notable Items" for further detail of notable items.
(a) Life insurance premiums and other fees are included within "Escrow, title-related and other fees" in FNF 10-K/ 10-Q, and have been adjusted here to remove the effect of cost of reinsurance.
(b) Interest and investment income has been adjusted to remove the market volatility on the alternative investment portfolio for periods after March 31, 2020.
(c) Recognized gains and losses (net) have been adjusted to remove the effect of recognized (gains) losses including changes in allowance for expected credit losses and OTTI; changes in fair values of indexed product related derivatives and embedded derivatives, net of hedging costs; and the change in fair value of the reinsurance related embedded derivative.
(d) Benefits and other changes in policy reserves has been adjusted to remove the effects of the changes in fair values of indexed product embedded derivatives, changes in allowance for expected credit losses on reinsurance recoverables, the fair value impacts of assumed reinsurance, and changes in the SOP 03-1 reserve resulting from the adjustments above, as applicable.
(e) Other operating expenses have been adjusted to remove the effects of transaction costs.
(f) Depreciation and amortization has been adjusted to remove the impact on DAC, VOBA, and DSI of the adjustments above, as applicable, and purchase price amortization.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Financial Strength Ratings

	A.M. Best	S&P	Fitch	Moody's
Holding Company Ratings
F&G Annuities & Life, Inc. (formerly known as FGL Holdings)
Issuer Credit / Default Rating	Not Rated	BBB-	BBB	Ba2
Outlook		Stable	Stable	Stable
CF Bermuda Holdings Limited
Issuer Credit / Default Rating	Not Rated	BBB-	BBB	Ba1
Outlook		Stable	Stable	Stable
Fidelity & Guaranty Life Holdings, Inc.
Issuer Credit / Default Rating	bbb-	BBB-	BBB	Not Rated
Outlook	Stable	Stable	Stable
Senior Unsecured Notes	bbb-	BBB	BBB	Baa2
Outlook	Stable			Stable

Operating Subsidiary Ratings
Fidelity & Guaranty Life Insurance Company
Financial Strength Rating	A-	A-	A-	Baa1
Outlook	Stable	Stable	Stable	Stable
Fidelity & Guaranty Life Insurance Company of New York
Financial Strength Rating	A-	A-	A-	Not Rated
Outlook	Stable	Stable	Stable
F&G Life Re Ltd
Financial Strength Rating	Not Rated	A-	A-	Baa1
Outlook		Stable	Stable	Stable
F&G Cayman Re Ltd
Financial Strength Rating	Not Rated	Not Rated	A-	Not Rated
Outlook			Stable

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Total Product Net Investment Spread
	Three Months Ended		One Months Ended	Two Months Ended	Three Months Ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger
Net investment income	$327	$305	$111	$111	$316	$324	$743
AAUM (1)	27,864	26,990	26,582	29,285	28,924	28,332	27,322
Yield on AAUM (1)	4.69%	4.52%	5.01%	2.27%	4.38%	4.57%	4.66%
Alternative investment yield adjustment (1)	(0.17)%	0.13%	0.41%	1.83%			0.07%
Adjusted Yield on AAUM (1)	4.52%	4.65%	5.42%	4.10%			4.73%

Interest credits	$67	$67	$21	$53	$76	$76	$155
Option & futures costs	$63	$64	19	43	60	63	146
Total interest credited and option costs	$130	$131	$40	$96	$136	$139	$301
Average account value	26,450	25,688	25,330	26,463	25,453	25,476	25,977
Interest credited & option cost	1.97%	2.03%	1.92%	2.18%	2.14%	2.16%	1.99%
Net investment spread (1)	2.55%	2.62%	3.50%	1.92%	2.24%	2.41%	2.74%

(1) Refer to "Non-GAAP Financial Measures Definitions" for further details. Periods after April 1, 2020 include alternative investment yield adjustment.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

FIA Net Investment Spread
	Three Months Ended		One Months Ended	Two Months Ended	Three Months Ended		Seven months ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019	December 31, 2020
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger	Post-Merger
Net investment income (1)	$235	$215	$69	$51	$209	$220	$519
AAUM (2)	19,097	18,312	18,267	18,623	18,111	17,628	18,585
Yield on AAUM (1) (2)	4.92%	4.70%	4.53%	1.64%	4.62%	4.99%	4.79%
Alternative investment yield adjustment (2)	(0.25)%	0.20%	0.59%	2.67%			0.10%
Adjusted Yield on AAUM (1) (2)	4.67%	4.90%	5.12%	4.31%			4.89%

Interest credits	$13	$14	$4	$8	$13	$14	$31
Option & futures costs	$63	$64	$19	$43	$60	$63	$146
Total interest credited and option costs	76	78	23	51	73	77	177
Average account value	18,442	17,948	17,688	17,501	17,065	16,565	18,130
Interest credited & option cost	1.65%	1.73%	1.59%	1.76%	1.72%	1.85%	1.68%
Net investment spread (1) (2)	3.02%	3.17%	3.53%	2.55%	2.90%	3.14%	3.21%

(1) We have restated prior period FIA net investment spread to reflect immaterial updates to FIA net investment income amounts. There was no impact to total product net investment spread amounts.
(2) Refer to "Non-GAAP Financial Measures Definitions" for further details. Periods after April 1, 2020 include alternative investment yield adjustment.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Average Assets Under Management Rollforward

	Three Months Ended		One Months Ended	Two Months Ended	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger
AAUM at beginning of period (1)	$26,990	$26,582	$26,529	$28,924	$28,332	$27,871
Net new business sales	874	408	53	361	592	461
AAUM at end of period	$27,864	$26,990	$26,582	$29,285	$28,924	$28,332
(1) Beginning balance for June 30, 2020 represents assets under management at June 1, 2020 and reflects $2.3 billion decrease from the exclusion of discontinued operations and $0.5 billion decrease from purchase accounting mark-to-market effect as compared to the May 31, 2020 ending balance.

Annuity Account Balance Rollforward (a)

	Three Months Ended		One Months Ended	Two Months Ended	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	May 31, 2020	March 31, 2020	December 31, 2019
	Post-Merger	Post-Merger	Post-Merger	Pre-Merger	Pre-Merger	Pre-Merger
Account balances at beginning of period:	$22,106	$21,442	$21,332	$20,999	$20,402	$20,052
Net deposits	1,305	1,046	245	675	940	920
Surrenders, withdrawals, deaths, etc.	(533)	(482)	(161)	(381)	(452)	(675)
Net flows	772	564	84	294	488	245

Premium and interest bonuses	20	17	4	12	17	19
Fixed interest credited and index credits	131	114	29	50	123	118
Guaranteed product rider fees	(37)	(31)	(7)	(23)	(31)	(32)
Account balance at end of period	$22,992	$22,106	$21,442	$21,332	$20,999	$20,402
(a) The rollforward reflects the vested account balance of our fixed index annuities and fixed rate annuities, net of reinsurance.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	December 31, 2020
SURRENDER CHARGE PERCENTAGES:
No surrender charge	$414	$2,346
0.0% < 2.0%	5	62
2.0% < 4.0%	26	488
4.0% < 6.0%	646	1,630
6.0% < 8.0%	1,499	2,288
8.0% < 10.0%	1,699	4,733
10.0% or greater	2	7,155
	$4,291	$18,702

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	December 31, 2020
CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL:
No differential	$494	$1,297
0.0% - 1.0%	343	1,404
1.0% - 2.0%	1,155	24
2.0% - 3.0%	2,299	2
Allocated to index strategies	—	15,975
	$4,291	$18,702

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Summary of Invested Assets by Asset Class

	December 31, 2020			December 31, 2019
	Post-Merger			Pre-Merger
	Amortized Cost	Fair Value	Percent	Amortized Cost	Fair Value	Percent
Fixed maturity securities, available for sale:
United States Government full faith and credit	$45	$45	—%	$33	$34	—%
United States Government sponsored entities	105	106	—%	133	134	—%
United States municipalities, states and territories	1,243	1,309	4%	1,284	1,343	5%
Foreign Governments	128	140	—%	138	155	1%
Corporate securities:
Finance, insurance and real estate	4,267	4,572	15%	4,038	4,234	15%
Manufacturing, construction and mining	839	936	3%	739	771	3%
Utilities, energy and related sectors	2,532	2,762	9%	2,345	2,452	9%
Wholesale/retail trade	1,900	2,106	7%	1,576	1,617	6%
Services, media and other	2,568	2,793	9%	2,353	2,523	9%
Hybrid securities	888	963	3%	983	1,027	4%
Non-agency residential mortgage-backed securities	677	694	2%	784	820	3%
Commercial mortgage-backed securities	2,468	2,806	9%	2,788	2,922	10%
Asset-backed securities	1,920	1,999	6%	1,774	1,813	6%
CLO securities	4,021	4,268	14%	3,946	3,881	14%
Alternative investments	1,148	1,156	4%	1,084	1,077	4%
Equity securities	959	1,047	3%	999	1,002	4%
Commercial mortgage loans	903	926	3%	422	435	1%
Residential mortgage loans	1,128	1,123	4%	845	848	3%
Other (primarily derivatives and policy loans)	815	997	4%	628	867	3%
Short term investments	456	456	1%	38	38	—%
Total (a)	$29,010	$31,204	100%	$26,930	$27,993	100%
(a) Asset duration of 6.84 years and 6.63 years vs. liability duration of 6.65 years and 6.80 years for the periods ending December 31, 2020 and December 31, 2019, respectively.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)
Credit Quality of Fixed Maturity Securities

	December 31, 2020
NAIC Designation	Fair Value	Percent
1	$12,370	49%
2	10,659	42%
3	1,595	6%
4	700	3%
5	174	—%
6	1	—%
	$25,499	100%

	December 31, 2020
Rating Agency Rating	Fair Value	Percent
AAA	$488	2%
AA	1,590	6%
A	7,040	28%
BBB	9,669	38%
Not rated	4,336	17%
Total investment grade	23,123	91%
BB	1,493	6%
B and below	612	2%
Not rated	271	1%
Total below investment grade	2,376	9%
	$25,499	100%

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)
Summary of Residential Mortgage Backed Securities by Collateral Type and NAIC Designation

	December 31, 2020
Total by collateral type	Amortized Cost	Fair Value
Government agency	$105	$106
Prime	512	527
Subprime	73	73
Alt-A	92	94
	$782	$800

	December 31, 2020
Total by NAIC designation	Amortized Cost	Fair Value
1	$752	$768
2	16	17
3	8	8
4	3	3
5	3	4
	$782	$800

Top 5 Reinsurers

		December 31, 2020
		Financial Strength Rating
Parent Company/Principal Reinsurers	Reinsurance Recoverable (a)	AM Best	S&P	Fitch	Moody's
Wilton Re	$1,481	A+	Not Rated	A+	Not Rated
Kubera Insurance (SAC) Ltd	810	Not Rated	Not Rated	Not Rated	Not Rated
Security Life of Denver	165	Not Rated	A+	A	A3
Hannover Re	134	A+	AA-	Not Rated	Not Rated
London Life	108	A+	Not Rated	AA	Not Rated
(a) Reinsurance recoverables do not include unearned ceded premiums that would be recovered in the event of early termination of certain traditional life policies.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)
Non-GAAP Financial Measures Definitions
The following represents the definitions of non-GAAP measures used by F&G, as an operating segment of FNF:

Adjusted Net Earnings
Adjusted Net Earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate:
(i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio; and the effect of changes in fair value of the reinsurance related embedded derivative;
(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impact of assumed reinsurance,
(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (VODA)) recognized as a result of acquisition activities, and
(iv) Transaction costs: the impacts related to acquisition, integration and merger related items.

Adjustments to Adjusted Net Earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.
Effective April 1, 2020, F&G changed their definition of Adjusted Earnings to exclude the impact of market volatility on the alternative asset portfolio. Alternative investment valuations and GAAP net income can reflect significant non-cash impacts of market and economic conditions that are not indicative of expected returns over the life of the investments. Management invests in alternative investments to back future policyholder obligations consistent with its asset liability management strategy. Management evaluates the performance of the alternative investments and calculates Adjusted Earnings using a rate of return that is consistent with its investment strategy and indicative of expected returns. Management believes this change provides users of the financial statements and other financial communications a more representative view of the results of the core business of F&G for the periods after April 1, 2020. Previous periods have not been adjusted.

Adjusted Net Earnings from Continuing Operations Attributable to Common Shareholders

Adjusted Net Earnings from continuing operations attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance attributable to our common shareholders each period. Adjusted net earnings from continuing operations attributable to common shareholders is calculated by adjusting net earnings (loss) available to common shareholders to eliminate the same items as described in the Adjusted Net Earnings paragraph above. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, Management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Common Shareholders’ Equity

Common Shareholders’ Equity is based on Total Shareholders’ Equity excluding Equity Available to Preferred Shareholders. Management considers this to be a useful measure internally and to investors to assess the level of equity that is attributable common stock holders.

Common Shareholders’ Equity Excluding AOCI

Common Shareholders’ Equity Excluding AOCI is based on Common Shareholders' Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on common equity.

F&G - An Operating Segment of FNF
Financial Supplement - December 31, 2020
(All periods are unaudited)

Equity Attributable to Preferred Shareholders

Equity attributable to preferred shareholders is equal to the product of (a) the number of preferred shares outstanding plus share dividends declared but not yet issued and (b) the original liquidation preference amount per share. Management considers this non-GAAP measure to provide useful information internally and to investors and analysts to assess the level of equity that is attributable to preferred stock holders. (Note: F&G no longer has any preferred shareholders following the Business Combination)

Average Assets Under Management (AAUM)

AAUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives;
(ii) related party loans and investments;
(iii) accrued investment income;
(iv) the net payable/receivable for the purchase/sale of investments, and
(v) cash and cash equivalents, excluding derivative collateral, at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Yield on AAUM

Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.

Alternative Investment Yield Adjustment

Alternative investment yield adjustment is the current period yield impact of market volatility on the alternative investment portfolio. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.

Adjusted Yield on AAUM

Adjusted Yield on AAUM is calculated by dividing annualized net investment income by AAUM, plus or minus the alternative investment yield adjustment. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.